                        +SECURITIES PURCHASE AGREEMENT


                             FINISAR CORPORATION

                               NOVEMBER 6, 1998

                                 TABLE OF CONTENTS


1.     Authorization, Issuance and Sale of the Preferred Shares. . . . . . 1
       1.1    Authorization; Amended and Restated Articles of
                Incorporation  . . . . . . . . . . . . . . . . . . . . . . 1
       1.2    Sale of Preferred Shares by the Company. . . . . . . . . . . 1

2.     Closing Date; Subsequent Closing and Delivery . . . . . . . . . . . 1
       2.1    Closing Date . . . . . . . . . . . . . . . . . . . . . . . . 1
       2.2    Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . 1
       2.3    Subsequent Sale of Preferred Shares. . . . . . . . . . . . . 1

3.     Representations and Warranties of the Company and the Founders. . . 2
       3.1    Organization and Standing; Articles and By-Laws. . . . . . . 2
       3.2    Corporate Power. . . . . . . . . . . . . . . . . . . . . . . 2
       3.3    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . 2
       3.4    Capitalization . . . . . . . . . . . . . . . . . . . . . . . 3
       3.5    Authorization. . . . . . . . . . . . . . . . . . . . . . . . 3
       3.6    Compliance with Other Instruments, None Burdensome, etc. . . 4
       3.7    Proprietary Agreements . . . . . . . . . . . . . . . . . . . 4
       3.8    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 4
       3.9    Governmental Consents, etc . . . . . . . . . . . . . . . . . 5
       3.10   Offering . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       3.11   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       3.12   Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
       3.14   Financial Statements . . . . . . . . . . . . . . . . . . . . 8
       3.15   Absence of Changes . . . . . . . . . . . . . . . . . . . . . 9
       3.16   Financial Plan and Projections . . . . . . . . . . . . . . .10
       3.17   Registration Rights. . . . . . . . . . . . . . . . . . . . .10
       3.18   Proprietary Rights . . . . . . . . . . . . . . . . . . . . .10
       3.19   Certain Transactions . . . . . . . . . . . . . . . . . . . .12
       3.20   Corporate Documents, Minute Books. . . . . . . . . . . . . .12
       3.21   Compliance With Law. . . . . . . . . . . . . . . . . . . . .12
       3.22   Brokers' and Finders' Fees/Contractual Limitations . . . . .13
       3.23   Certain Payments . . . . . . . . . . . . . . . . . . . . . .13
       3.24   Books and Records. . . . . . . . . . . . . . . . . . . . . .13
       3.25   Foreign Corrupt Practices Act. . . . . . . . . . . . . . . .13
       3.26   Environmental and Safety Matters . . . . . . . . . . . . . .14
       3.27   Manufacturing and Marketing. . . . . . . . . . . . . . . . .15
       3.28   Returns and Complaints . . . . . . . . . . . . . . . . . . .15
       3.29   Labor Agreements and Actions . . . . . . . . . . . . . . . .15
       3.30   Section 83(b) Elections. . . . . . . . . . . . . . . . . . .16
       3.31   Employee Benefit Plans . . . . . . . . . . . . . . . . . . .16
       3.32   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .16
       3.33   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .16
       3.34   Shareholder Agreements . . . . . . . . . . . . . . . . . . .16
       3.35   Products . . . . . . . . . . . . . . . . . . . . . . . . . .16


4.     Representations and Warranties of Purchasers and Restrictions on
       Transfer Imposed by the Securities Act. . . . . . . . . . . . . . .18
       4.1    Representations and Warranties by the Purchasers . . . . . .18
              (a)   Authority. . . . . . . . . . . . . . . . . . . . . . .18
              (b)   Authorization. . . . . . . . . . . . . . . . . . . . .18
              (c)   Investment Intent. . . . . . . . . . . . . . . . . . .18
              (d)   Shares Not Registered. . . . . . . . . . . . . . . . .18
              (e)   Knowledge and Experience . . . . . . . . . . . . . . .18
              (f)   Not Organized to Purchase. . . . . . . . . . . . . . .19
              (g)   Holding Requirements . . . . . . . . . . . . . . . . .19
              (h)   Hart-Scott-Rodino Antitrust Improvements Act of 1976
                      (as amended) . . . . . . . . . . . . . . . . . . . .19
       4.2    Legends. . . . . . . . . . . . . . . . . . . . . . . . . . .19
              (a)   Federal Legend . . . . . . . . . . . . . . . . . . . .19
              (b)   Other Legends. . . . . . . . . . . . . . . . . . . . .19
       4.3    Removal of Legend and Transfer Restrictions. . . . . . . . .20
       4.4    Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . .20
       4.5    No Transfer. . . . . . . . . . . . . . . . . . . . . . . . .20
       4.6    Permitted Transfers. . . . . . . . . . . . . . . . . . . . .20

5.     Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . .20
       5.1    Conditions to Purchasers' Obligations. . . . . . . . . . . .20
              (a)   Representations and Warranties Correct; Performance
                      of Obligations . . . . . . . . . . . . . . . . . . .21
              (b)   Consents and Waivers . . . . . . . . . . . . . . . . .21
              (c)   Election of Directors. . . . . . . . . . . . . . . . .21
              (d)   Filing of the Articles . . . . . . . . . . . . . . . .21
              (e)   Ancillary Agreements . . . . . . . . . . . . . . . . .21
              (f)   Delivery of Financial Statements . . . . . . . . . . .21
              (g)   Compliance Certificate . . . . . . . . . . . . . . . .21
              (h)   Opinion of Counsel . . . . . . . . . . . . . . . . . .21
              (i)   Reservation of Common Stock. . . . . . . . . . . . . .21
              (j)   Indemnification Agreements . . . . . . . . . . . . . .21
              (k)   Financing. . . . . . . . . . . . . . . . . . . . . . .22
              (l)   Due Diligence Review . . . . . . . . . . . . . . . . .22
              (m)   Hart-Scott-Rodino. . . . . . . . . . . . . . . . . . .22
       5.2    Conditions to Obligations of the Company . . . . . . . . . .22

6.     Affirmative Covenants of the Company. . . . . . . . . . . . . . . .22
       6.1    Financial Information. . . . . . . . . . . . . . . . . . . .22
       6.2    Conflicts of Interest. . . . . . . . . . . . . . . . . . . .23
       6.3    Key-Man Insurance. . . . . . . . . . . . . . . . . . . . . .23
       6.4    Proprietary Agreements . . . . . . . . . . . . . . . . . . .23
       6.5    Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . .23
       6.6    Actions. . . . . . . . . . . . . . . . . . . . . . . . . . .24
       6.7    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .24
       6.8    Offer of Redemption. . . . . . . . . . . . . . . . . . . . .24

7.     Registration. . . . . . . . . . . . . . . . . . . . . . . . . . . .24


7.     Registration. . . . . . . . . . . . . . . . . . . . . . . . . . . .24
       7.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . .24
       7.2    Requested Registration . . . . . . . . . . . . . . . . . . .25
              (a)   Request for Registration . . . . . . . . . . . . . . .25
              (c)   Underwriting . . . . . . . . . . . . . . . . . . . . .25
       7.3    Company Registration . . . . . . . . . . . . . . . . . . . .26
              (a)   Notice of Registration . . . . . . . . . . . . . . . .26
              (b)   Underwriting . . . . . . . . . . . . . . . . . . . . .26
       7.4    Form S-3 . . . . . . . . . . . . . . . . . . . . . . . . . .27
       7.5    Expenses of Registration . . . . . . . . . . . . . . . . . .27
       7.6    Registration Procedures. . . . . . . . . . . . . . . . . . .27
       7.7    Indemnification. . . . . . . . . . . . . . . . . . . . . . .27
       7.8    Information by Holder. . . . . . . . . . . . . . . . . . . .29
       7.9    Sale Without Registration. . . . . . . . . . . . . . . . . .29
       7.10   Rule 144 Reporting . . . . . . . . . . . . . . . . . . . . .30
       7.11   Transfer of Registration Rights. . . . . . . . . . . . . . .30
       7.12   Limitations on Subsequent Registration Rights. . . . . . . .30
       7.13   "Market Stand-Off" Agreement . . . . . . . . . . . . . . . .31
       7.14   Expiration of Rights . . . . . . . . . . . . . . . . . . . .31

8.     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . .31

       8.1    Waivers and Amendments . . . . . . . . . . . . . . . . . . .31
       8.2    Governing Law. . . . . . . . . . . . . . . . . . . . . . . .31
       8.3    Survival . . . . . . . . . . . . . . . . . . . . . . . . . .32
       8.4    Successors and Assigns . . . . . . . . . . . . . . . . . . .32
       8.5    Entire Agreement . . . . . . . . . . . . . . . . . . . . . .32
       8.6    Notices, etc . . . . . . . . . . . . . . . . . . . . . . . .32
       8.7    Severabilily . . . . . . . . . . . . . . . . . . . . . . . .32
       8.8    Finder's Fees and Other Fees . . . . . . . . . . . . . . . .32
       8.9    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .32
       8.10   Counterparts . . . . . . . . . . . . . . . . . . . . . . . .33
       8.11   Delays or Omissions. . . . . . . . . . . . . . . . . . . . .33
       8.12   Certain Representations and Warranties . . . . . . . . . . .33

                      LIST OF SCHEDULES AND EXHIBITS

SCHEDULE 1     -    Schedule of Purchasers

SCHEDULE 2     -    Capitalization

EXHIBIT A      -    Amended and Restated Articles of Incorporation

EXHIBIT B      -    Schedule of Exceptions

EXHIBIT C      -    Form of Shareholders' Agreement

EXHIBIT D      -    Redemption Agreement

EXHIBIT E      -    Voting Agreement

EXHIBIT F      -    Holders of Outstanding Options, Warrants, Convertible
                    Securities and Other Purchase Rights of the Company

EXHIBIT G      -    Form of Proprietary Information and Inventions Agreement

EXHIBIT H      -    Material Contracts

EXHIBIT I      -    Form of Opinion of Counsel for the Company

                             FINISAR CORPORATION

                        SECURITIES PURCHASE AGREEMENT

       THIS AGREEMENT is made as of November 6, 1998, by and among Finisar Corporation, a California corporation (the "Company"), Jerry S. Rawls and Frank Levinson (each, a "Founder" and collectively, the "Founders") and each of the persons named in the Schedule of Purchasers attached hereto as SCHEDULE 1 (herein individually, a "Purchaser" and collectively, the "Purchasers"). The parties hereby agree as follows:

       1.     AUTHORIZATION, ISSUANCE AND SALE OF THE PREFERRED SHARES.

              1.1 AUTHORIZATION; AMENDED AND RESTATED ARTICLES OF INCORPORATION. The Company has authorized the issuance and sale pursuant to the terms and conditions contained herein at a purchase price of $2.1932 per share of up to 12,100,000 shares of its Series A Convertible Preferred Stock (the "Preferred Shares"). The Preferred Shares have the rights, preferences and privileges as set forth in the Company's Amended and Restated Articles of Incorporation (the "Articles") attached hereto as EXHIBIT A.

              1.2 SALE OF PREFERRED SHARES BY THE COMPANY. Subject to the terms and conditions hereof, at the Closing, the Company will issue and sell to the Purchasers and the Purchasers will purchase from the Company the number of Preferred Shares specified opposite each such Purchaser's name on SCHEDULE 1, at a purchase price per Preferred Share as indicated in Section 1.1.

       2.     CLOSING DATE; SUBSEQUENT CLOSING AND DELIVERY.

              2.1    CLOSING DATE.

                     (a) PURCHASE AND SALE. The closing of the purchase and sale of up to 12,100,000 Preferred Shares shall be held at the offices of special counsel to the Purchasers, Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Palo Alto, California, at 1:00 p.m. on November 6, 1998, or at such time and place as the Company and the Purchasers may agree in writing.

                     (b) CLOSING. The closing referred to in subsection (a) above is hereinafter referred to as the "Closing" and the date of the Closing is hereinafter referred to as the "Closing Date".

              2.2 DELIVERY. Subject to the terms of this Agreement, at the Closing, the Company will deliver to the Purchasers the certificates representing the Preferred Shares to be purchased by the Purchasers at such Closing as indicated on SCHEDULE 1, against payment of the purchase price therefor by, at the option of the Purchasers, a check or checks or wire transfer payable to the order of the Company.

              2.3 SUBSEQUENT SALE OF PREFERRED SHARES. Provided that (i) the representations and warranties of the Company and the Founders set forth in this Agreement are then true and accurate, without additional exceptions, (ii) the Company has fulfilled each of its covenants and agreements that it has undertaken to fulfill, without additional exceptions and (iii) the Company has not breached any provision or obligation or other agreement under this Agreement, the Company shall sell up to the balance of the Preferred Shares not sold to the Purchasers pursuant to
Section 2.1(a) of this Agreement to additional Purchasers set forth on
SCHEDULE 1 as the same may be amended from time to time, with each such Purchaser to become a "Purchaser" for purposes of this Agreement and a "Holder" for purposes of the Shareholders' Agreement (as defined herein), having the rights and obligations hereunder and thereunder. Such sale of additional Preferred Shares, if any, shall occur at a subsequent closing to take place at the offices of Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Palo Alto, California no later than 30 days following the Closing (the
"Second Closing"). At the Second Closing, the Purchasers shall be entitled to an updated Schedule of Exceptions, a revised compliance certificate and an updated opinion of Company counsel dated the date of the Second Closing each in form satisfactory to the Purchasers in their sole discretion.

       3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE FOUNDERS. The Company represents and warrants to the Purchasers, and in addition, with respect to the representations and warranties set forth in Sections 3.4, 3.6, 3.7, 3.8, 3.11, 3.14, 3.16, 3.18, 3.19, 3.20 and 3.32 and subject to
Section 8.12 hereof, the Founders represent and warrant to the Purchasers that, except as set forth on a Schedule of Exceptions attached hereto as EXHIBIT B (which exceptions shall be deemed to be representations and warranties as if made hereunder):

              3.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is qualified or licensed to do business as a foreign corporation in all jurisdictions where such qualification or licensing is required, except where the failure to so qualify would not have a material adverse effect upon the Company's business, financial condition, results of operations or prospects. Copies of all of the Company's Articles, Bylaws, minutes and consents of shareholders and of the Board of Directors have been previously provided to special counsel for the Purchasers.

              3.2 CORPORATE POWER. The Company has now, or will have at the Closing Date, the legal capacity and all requisite corporate power and authority to enter into this Agreement, the Shareholders' Agreement (the "Shareholders' Agreement") in the form attached hereto as EXHIBIT C, to enter into the Redemption Agreements (as defined below) attached hereto as EXHIBIT D, to enter into the Voting Agreement attached as EXHIBIT E (the "Voting Agreement"), to adopt the Articles and to sell and issue the Preferred Shares and to issue the Common Stock issuable upon conversion of the Preferred Shares and to carry out its obligations and related activities hereunder and thereunder. This Agreement, the Shareholders' Agreement, the Redemption Agreements and the Articles are valid and binding obligations of the Company and all other parties that approved them, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

              3.3 SUBSIDIARIES. The Company does not own or control, directly or indirectly, more than one percent of the stock, capital or equity interests or profits in any other corporation, association, or other business entity. Each subsidiary of the Company (each a "Subsidiary" and collectively the "Subsidiaries") is listed on the Schedule of Exceptions. Neither the Company nor any of the Subsidiaries is a participant in any joint venture, partnership, or similar arrangement. The Company owns all of the shares of capital stock of each Subsidiary (direct or indirect), free and clear of all liens, encumbrances or claims at the Closing.

              3.4 CAPITALIZATION. The authorized capital stock of the Company is 75,000,000 shares of Common Stock, no par value, of which 45,752,660 shall be issued and outstanding immediately prior to the Closing, 12,100,000 shares of Series A Convertible Preferred Stock, no par value, of which no shares shall be issued and outstanding immediately prior to the Closing and up to all of which may be purchased and sold hereunder and 12,100,000 shares of Redeemable Preferred Stock, of which no shares shall be issued and outstanding prior to the Closing. The holders of record of the presently issued and outstanding shares of capital stock immediately prior to the Closing are as set forth on
SCHEDULE 2. All such issued and outstanding shares have been duly authorized and validly issued, fully paid and nonassessable, were issued for consideration not less than their fair market value and were or will be issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Company has reserved 6,075,611 shares of Common Stock for issuance pursuant to its 1989 Stock Option Plan (including options currently outstanding and exercised pursuant to such stock option plan). The holders of any and all rights, warrants, convertible securities, or conversion or exercise rights to purchase or acquire from the Company any of its shares of capital stock, along with the maximum number of shares of capital stock issuable upon exercise of such rights are set forth on EXHIBIT F hereto. Except for such rights, there are no outstanding rights, warrants, convertible securities, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

              3.5    AUTHORIZATION.

                     (a) CORPORATE ACTION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Preferred Shares and the issuance of the Common Stock upon conversion of the Preferred Shares and the performance of the Company's obligations and activities hereunder and under the Shareholders' Agreement, the Redemption Agreements and the Articles has been taken. The Company has duly reserved an aggregate of 12,100,000 shares of Common Stock for issuance upon conversion of the Preferred Shares.

                     (b) VALID ISSUANCE. The Preferred Shares to be issued and sold by the Company to the Purchasers, when issued in compliance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Preferred Shares, when issued in accordance with the provisions of the Articles and pursuant to the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable and will be free of any liens or encumbrances. The rights, preferences, privileges and restrictions of the Preferred Shares are as set forth in the Articles.

                     (c) NO PREEMPTIVE RIGHTS. Except as provided in this Agreement or the Shareholders' Agreement, no person (individual or corporate or partnership) has any right of first refusal or any preemptive rights in connection with the issuance and sale of the Preferred

Shares, the issuance of the Common Stock upon conversion of the Preferred Shares or any future issuances of securities by the Company.

              3.6 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. Neither the Company nor any of the Subsidiaries is in violation of any term of its Articles or Bylaws, nor is the Company or any of the Subsidiaries in violation of or in default in any respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment or decree applicable to it or its properties and neither the Company nor any Subsidiary is in violation of any order, statute, law, rule or regulation applicable to it or its properties. The execution, delivery and performance of and compliance with this Agreement, the Shareholders' Agreement and the Articles, the issuance and sale of the Preferred Shares and the consummation of the other transactions set forth in this Agreement, including the redemption of Common Stock pursuant to the Redemption Agreements, the Articles, the Voting Agreement, the Redemption Agreements and the Shareholders' Agreement do not and will not (a) result in any such violation, (b) be in conflict with or constitute a default under any such term, statute, including Chapter 5 of the California Corporations Code, rule or regulation, (c) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term, statute, rule or regulation, or (d) result in any liability to the Company, its officers and directors or the Purchasers. There is no such term or other provision which will cause a material adverse effect in the business condition, affairs or operations of the Company, any Subsidiary or any of their respective properties or assets.

              3.7 PROPRIETARY AGREEMENTS. All personnel, including consultants, retained by the Company and any of its Subsidiaries have executed agreements regarding confidentiality and proprietary information in the form attached hereto as EXHIBIT G. Each employee-inventor has validly and properly assigned his or her rights to the Company on all inventions, pending patent applications and patents issued and other intellectual property rights used or useful in the business and operations of the Company and any of its Subsidiaries. To the extent that the Company or any of its Subsidiaries have ever utilized the services of a person who provides technical services or business advice and services without becoming an employee of the Company (herein referred to as a "consultant" or "consultants") each such person has validly and properly assigned to the Company or any of its Subsidiaries his or her rights in and to all copyrights and works of authorship relating to the Company's Products (as defined below) and business. To the Company's knowledge none of the Company's employees or consultants is in violation thereof and the Company will use its best efforts to prevent any such violation by any such employee or consultant. To the Company's knowledge, none of the Company's employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of it his or her best efforts to promote the interests of the Company or any of its Subsidiaries or that would conflict with the Company's business as conducted or as proposed to be conducted or that would prevent any such employee or consultant from assigning inventions to the Company or any of its Subsidiaries. The Company does not believe that it is or will be necessary for the Company or any of its Subsidiaries to utilize any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by or relationship with the Company or any of its Subsidiaries.

              3.8 LITIGATION. There is no action, proceeding or investigation pending against the Company, any Subsidiary or any of their respective officers, directors or, to the Company's knowledge, against any other employees or consultants of the Company or any of its Subsidiaries (or, to the Company's knowledge, any basis therefor or threat thereof): (1) which might result, either individually or in the aggregate, in (a) any material adverse change in the business, conditions, affairs, operations or prospects of the Company, any of its Subsidiaries or in any of their respective properties or assets or of any shareholder, (b) any material adverse impairment of the right or ability of the Company or any of its Subsidiaries to carry on its business as now conducted or as proposed to be conducted, or (c) any material liability on the part of the Company or any of its Subsidiaries or any shareholder; or (2) which questions the validity of this Agreement the Shareholders' Agreement the Redemption Agreements, the Voting Agreement or the Articles or any action taken or to be taken in connection herewith. Neither the Company nor or any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any Subsidiary currently intends to initiate.

              3.9 GOVERNMENTAL CONSENTS, ETC. No consent approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with: (a) the valid execution and delivery of this Agreement, the Shareholders' Agreement, the Redemption Agreements, the Voting Agreement or the Articles; (b) the offer, sale or issuance of the Preferred Shares or the issuance of the shares of Common Stock issuable upon conversion of the Prefer-red Shares; or (c) the obtaining of the consents, permits and waivers specified in subsection S. I
(b) hereof, except filings or qualifications under the California Corporate Securities Law of 1968, as amended (the "Law"), or other applicable blue sky laws, and for filings required to be made by each of Purchaser and the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all rules and regulations promulgated thereunder (the "HSR Act") which filings or qualifications, if required, shall be timely filed or obtained prior to the sale of the Preferred Shares.

              3.10 OFFERING. In reliance in part on the representations and warranties of the Purchasers in Section 4 hereof, the offer, sale and issuance of the Preferred Shares in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") or the qualification or registration requirements of the Law or other applicable blue sky laws.

              3.11   TAXES.

                     (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, 'Taxes" and "Taxable") means any and all taxes or obligations with respect thereto, including, without limitation, (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the type described in clause
(i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person. For purpose of this representation, the term "Company" shall refer to and include any of the Subsidiaries.

                     (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the time of Closing, by or on behalf of the Company (collectively, the "Company's Returns"), have been or will be completed and filed in correct form when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the time of Closing have been or will be paid on or before such date. The Company's financial statements fully accrue all actual and contingent liabilities required in accordance with generally accepted accounting principles ("GAAP") for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The April 30, 1998 balance sheet fully and properly accrues all actual and contingent liabilities as required in accordance with GAAP for Taxes with respect to all periods through April 30, 1998 and the Company has not and will not incur any tax liability in excess of the amount reflected on the April 30, 1998 balance sheet with respect to such periods less any amount thereof that represents a reserve for deferred Taxes established to reflect any differences between book and tax income. Neither the Company nor any member of any affiliated or combined group of which the Company has been a member have granted any extension or waiver of the limitation period applicable to any of the Company's Returns except as a result of obtaining an extension of time to file a Return.

                     (c) With respect to all amounts in respect of material Taxes imposed upon the Company or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the time of Closing, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by the Company to Taxing authorities or others on or before the Closing have been or will be paid except as would not have a material adverse effect on the Company, its business or assets. Except for current periods with respect to which taxes are not yet due, the Company does not owe any material Taxes on compensation paid to any of its employees.

                     (d) There is no claim, audit action, suit, proceeding, or investigation now pending or threatened against or with respect to the Company in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by the Company which has not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses) except as would not have a material adverse effect on the Company, its business or assets. Neither the Company nor any person on behalf of the Company has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code. There are no liens for Taxes upon the assets of the Company except liens for current Taxes not yet due. The Company has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

                     (e) There is no contract, agreement, plan or arrangement covering any current or former employee or consultant of the Company that, individually 'or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 28OG or Section 162 of the Code (as determined without regard to Section 28OG(b)(4)). Other than pursuant to this Agreement, the Company is not a party to or bound by (and will not prior to the time of Closing become a party to or bound by) any material tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than the Company. None of the assets of the Company (i) are property that the Company is required to treat as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code, or (iii) are "tax exempt use property" within the meaning of Section 168(h) of the Code. The ' Company has not participated in (and prior to the time of Closing the Company will not participate in) an international boycott within the meaning of Section 999 of the Code. The Company has previously provided or made available to the Purchaser true and correct copies of all of the Company's Returns, and, as reasonably requested by the Purchaser prior to or following the date hereof, will make available promptly presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

                     (f) The Company is not or has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                     (g) No shareholders of the Company are other than a United States person within the meaning of the Code.

                     (h) The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and the Company has not engaged in a trade or business within any foreign country.

                     (i) The Company is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

                     (j) All material elections with respect to Taxes affecting the Company as of the date of this Agreement and as of the Closing are or will be set forth in the Schedule of Exceptions.

                     (k) The Company is not currently and never have been subject to the reporting requirements of Section 6038A of the Code.

              3.12 TITLE. The Company and all of its Subsidiaries own their respective properties and assets, including the properties and assets reflected in the Financial Statements (as defined below), free and clear of all liens, mortgages, loans or encumbrances except liens for current taxes, and such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's or any of its Subsidiaries' ownership or use of such property or assets. With respect to the property and assets leased by the Company and each of its Subsidiaries, the Company and each of its Subsidiaries are in compliance with such leases and hold valid leasehold interests free and clear of any liens, claims or encumbrances.

              3.13 MATERIAL CONTRACTS AND COMMITMENTS. All of the contracts, mortgages, indentures, agreements, instruments and transactions to which the Company or any Subsidiary is a party or by which they are bound (excluding purchase orders made in the ordinary course of business to the Company or any of its Subsidiaries or placed by the Company or any of its Subsidiaries) which involve obligations of, or payments to, the Company or any of its Subsidiaries in excess of Fifty Thousand Dollars ($50,000) and all agreements between the Company or any of its Subsidiaries and any of their respective officers, directors, employees and consultants are either (i) attached as exhibits to this Agreement or (ii) set forth on the list attached hereto as EXHIBIT H (the "Contracts"), copies of which have been provided to special counsel to the Purchasers. All of the Contracts are valid, binding and in full force and effect in all respects and enforceable by or against the Company or any of its Subsidiaries in accordance with their respective terms in all respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The Company is not in default under any of such Contracts. To the Company's knowledge no other party to any of the Contracts is in material default thereunder.

              3.14   FINANCIAL STATEMENTS.

                     (a) The Company has delivered to the Purchasers true, correct and complete copies of (i) its audited consolidated balance sheets, income statements, statements of shareholders' equity and statements of cash flows, including notes thereto, at and for the year ended April 30, 1998; and
(ii) its unaudited consolidated balance sheets, income statements, statements of shareholders' equity and statements of cash flows for the year ended April 30, 1997 (collectively, the "Financials").

                     (b) The Company has delivered to the Purchasers true, correct and complete copies of its balance sheet, income statement, statement of shareholders' equity and statement of cash flows at and for the five months ended September 30, 1998 which have been prepared internally by the Company's management (such financial statements, together with the Financials, are referred to herein as the "Financial Statements").

                     (c) The Financial Statements fairly and accurately present the Company's financial position as of those dates and the results of operations and changes in its financial position for such periods ended, and have been prepared in accordance with GAAP applied on a consistent basis, except for the absence of footnotes.

                     (d) There are no debts, liabilities or claims against the Company or any of its Subsidiaries that are not currently reflected in the Financial Statements, contingent or otherwise, which are or would be of a nature required to be reflected in a balance sheet prepared in accordance with GAAP. Neither the Company nor any of its Subsidiaries have any material liabilities other than those set forth in the Financial Statements. The Company maintains a standard system of accounting, including with respect to revenue recognition, in accordance with GAAP. The Company's financial reserves are adequate to cover warranty and similar claims incurred and expected to be incurred and expected tax liability.

                     (e) All of the accounts receivable and notes receivable owing to the Company as of the date hereof constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known, contingent or asserted claims, refusals to pay, rights of return or other rights of set-off against any thereof.

              3.15 ABSENCE OF CHANGES. Except as contemplated by this Agreement, since August 31, 1998, (a) neither the Company nor any of its Subsidiaries has entered into any transaction which was not in the ordinary course of business, (b) there has been no material adverse change in the condition (financial or otherwise) of the business, property, assets, liabilities or prospects of the Company or any of its Subsidiaries other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse, (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) affecting in a materially adverse way the assets, financial condition, operating results, business or operations of the Company or any of its Subsidiaries, (d) neither the Company nor any of its Subsidiaries has declared or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock, (e) neither the Company nor any of its Subsidiaries has changed any compensation arrangement or agreement with any of its key employees or officers, or changed the rate of pay of its employees as a group, (f) neither the Company nor any of its Subsidiaries has received notice that there has been a cancellation of an order for the Company's or any of its Subsidiaries' products or a loss of a customer of the Company or any of its Subsidiaries, the cancellation or loss of which would affect in a materially adverse way the business of the Company or any of its Subsidiaries, (g) neither the Company nor any of its Subsidiaries has changed or amended any Contract by which the Company or any of its Subsidiaries or any of their assets are bound or subject, (h) there has been no resignation or termination of employment of any key officer or consultant of the Company or any of its Subsidiaries and the Company does not know of any impending resignation or termination of employment of any such officer or consultant that if consummated would have a material adverse effect on the business of the Company or any of its Subsidiaries, (i) there has been no labor dispute involving the Company or any of its Subsidiaries or any of their employees and none is pending or threatened, 0) there has been no change in the material contingent obligations of the Company or any of its Subsidiaries (nor in any contingent obligation of the Company or any of its Subsidiaries regarding any director, shareholder or key employee or officer of the Company or any of its Subsidiaries) by way of guaranty, endorsement, indemnity, warranty or otherwise,
(k) there have been no loans made by the Company or any of its Subsidiaries to any of their consultants, officers or directors other than travel advances and other advances made in the ordinary course of business, (1) there has been no waiver by the Company or any of its Subsidiaries of a material right or of a material debt owing to it, (m)there has not been any satisfaction or discharge of any lien, claims or encumbrance or any payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, prospects, operating results or business of the Company or any of its Subsidiaries, and (n) there has been no other event or condition of any character pertainig to and materially adversely affecting the assets or business prospects of the Company or any of its Subsidiaries.

              3.16 FINANCIAL PLAN AND PROJECTIONS. The projections of the Company previously delivered to the Purchasers were prepared in good faith by the Company and were made based on assumptions that the Company and the Founders believed were reasonable under the circumstances at the time made.

              3.17 REGISTRATION RIGHTS. Other than as granted pursuant to this Agreement, the Company has not granted or agreed to grant any rights to register any security as that term is defined in this Agreement, including piggyback registration rights, to any person or entity.

              3.18   PROPRIETARY RIGHTS.

                     (a) The Company and each of its Subsidiaries has full, complete and undisputed right, title and interest in and to all patents, patent applications, trademarks, trademark applications, license rights, service marks, trade names, copyrights, trade secrets, information, mask work registrations, and other proprietary rights and processes (collectively, "Proprietary Rights") necessary for or used in their businesses as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others.
The Schedule of Exceptions contains a list of all patents and patent applications owned or licensed by the Company and each of its Subsidiaries.

                     (b) The Schedule of Exceptions sets forth a true and complete list of all contracts, licenses and other agreements to which the Company and each of its Subsidiaries is a party, which affect any item of the Proprietary Rights.

                     (c)    Except as set forth in the Schedule of Exceptions:

                            (i)    The Company and each of its Subsidiaries
either own or have the exclusive right to use, sell, license and dispose of, to bring actions for the infringement of and otherwise exercise all Proprietary Rights, including Proprietary Rights which comprise trade secret rights (hereinafter, "Trade Secrets"), free and clear of all encumbrances.

                            (ii)   The Company and each of its Subsidiaries has
taken all appropriate actions and made all applicable applications and filings which are necessary and appropriate pursuant to applicable laws to perfect or protect their interests in all Proprietary Rights.

                            (iii)  The execution, delivery and performance of
this Agreement and the Shareholders' Agreement and the consummation of the transactions contemplated hereby and thereby will not (A) cause the forfeiture or termination or give rise to a right of forfeiture or termination or give rise to a right of forfeiture or termination of any Proprietary Right, or (B) in any way impair the right of the Company or any of its Subsidiaries to use, sell, license or dispose of or to bring any action for the infringement of, any Proprietary Right or any products or technology designed, developed, manufactured, sold or serviced by the business of the Company or any of its Subsidiaries (collectively, "Products").

                            (iv)   The manufacture, marketing, license, sale or
use of any Products does not or would not (A) violate any license or agreement with any third party, (B) infringe on any non-patent Proprietary Right of any third party or (C) to the Company's knowledge, infringe any third party patent rights. Neither the Company, any of its Subsidiaries nor, to the Company's knowledge, any of their employees or consultants has misappropriated any third party Trade Secrets. There is no claim or litigation pending or, to the best of the Company's knowledge, threatened, contesting the validity, ownership or right to use, sell, license or dispose of any Proprietary Right, nor is there any basis for any such claim.

                            (v)    To the best of the Company's knowledge, no
third party is infringing on any Proprietary Right where such infringement could or would limit the protection afforded by the Proprietary Rights to the use, sale, license, sublicense or disposition of the Products or prevent the future enforcement of such Proprietary Right.

                            (vi)   The Company and each of its Subsidiaries has
taken all steps reasonably necessary or appropriate (including, without limitation, entering into appropriate confidentiality, nondisclosure and noncompetition agreements, the forms of which have been delivered to the Purchasers or its special counsel, with all employees and consultants of the Company and each of its Subsidiaries) to safeguard and maintain the secrecy and confidentiality of, and the Company's and each of its Subsidiaries' proprietary rights in, all Proprietary Rights.

                            (vii)  All Trade Secrets will have remained under
the exclusive control of the Company or each of its Subsidiaries, as the case may be, at all times prior to the Closing Date and have not been used, divulged or appropriated for the benefit of any person other than the Company or any of its Subsidiaries or to the detriment of the Company or any of its Subsidiaries.

                     (d)    Except as set forth in the Schedule of Exceptions:

                            (i)    The Company and each of the Subsidiaries has
performed, or are now performing, their obligations, and the Company and each of its Subsidiaries are not in default in any material respect (or would by the lapse of time or the giving of notice or both be in default in any material respect), under any license or agreement listed or required to be listed in the Schedule of Exceptions. To the Company's knowledge no other party to such licenses and agreements is in default in any material respect (or would by the lapse of time or the giving of notice or both, be in default in any material respect) thereunder or has breached in any material respect any terms or provisions thereof.

                            (ii)   No third party has raised any claim, dispute
or controversy with respect to any of the licenses or agreements which is listed or required to be listed in the Schedule of Exceptions. Neither the Company nor any of its Subsidiaries has received written notice or warning or oral notice or warning of alleged nonperformance, delay in delivery or other noncompliance by the Company or any of its Subsidiaries with respect to its obligations under any such licenses or agreements.

                     (e) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of their employees or consultants is making unpermitted use of any confidential information of third parties or any confidential information in which any of their present or past consultants has claimed a proprietary interest; and the Company is not aware of any facts that would give rise to such a claim. To the Company's knowledge no employee or consultant to the Company or any of its Subsidiaries is in violation or would be in violation of any agreement with any former employer.

                     (f) The Company and each its Subsidiaries have satisfied all material obligations pursuant to any and all consulting agreements, and neither the Company nor any of its Subsidiaries is using or has developed any unpermitted derivatives or unpermitted modifications of technology relating to such consulting agreements without the consent of the other party to such consulting agreements.

                     (g) Neither the Company nor any of its Subsidiaries has any reasonable basis to believe that any one of them has any present or future liability under any agreement to (a) provide indemnification for infringement or misappropriation of any third party rights or otherwise; or (b) provide updates, enhancements, modifications, bug fixes, support, maintenance or the like of any Products or their technology.

              3.19 CERTAIN TRANSACTIONS. Neither the Company nor any of its Subsidiaries is indebted, directly or indirectly, to any of their officers, directors or shareholders or to their spouses or children, in any amount whatsoever; and none of said officers, directors or shareholders, or any member of their immediate families, are indebted to the Company or any of its Subsidiaries or own, directly or indirectly, 1% of the outstanding equity of any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a material business relationship. No such officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is guarantor or indemnitor of any indebtedness of any other person, fu-m or corporation.

              3.20 CORPORATE DOCUMENTS, MINUTE BOOKS. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Purchasers), the Articles of Incorporation and Bylaws of the Company and each of its Subsidiaries are in the form previously provided to special counsel to the Purchasers. The minute books of the Company previously provided to special counsel to the Purchasers contain a complete summary of all meetings of directors and shareholders since the time of incorporation of the Company.

              3.21 COMPLIANCE WITH LAW. The Company and each of its Subsidiaries has complied and is in compliance with all applicable foreign, federal, state and, to the best of the Company's knowledge, local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative or zoning decisions except as would not have a material adverse effect on the Company's business, assets or properties. The Company and each of its Subsidiaries has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from foreign, federal, state and local government regulatory or zoning bodies necessary to carry on its business as now and as proposed to be conducted, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations, and approvals shall be valid and in full force and effect following the Closing. To the Company's knowledge there is no order issued, investigation, or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal state, local or foreign court or governmental agency or instrumentality applicable to the Company. The Company has valid use permits for its business as now conducted.

              3.22 BROKERS' AND FINDERS' FEES/CONTRACTUAL LIMITATIONS. The Company is not obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement or in connection with any transactions contemplated hereby. Neither the Company, any Founder nor any officer, director, employee, shareholder, agent, or representative of the Company (collectively 'Agent/Representatives") is or has been subject to any agreement, letter of intent, or understanding of any kind which prohibits, limits, or restricts the Company or its Agent/Representatives from negotiating, entering into and consummating this Agreement and the transactions contemplated hereby.

              3.23 CERTAIN PAYMENTS. Neither the Company nor any person directly or indirectly on behalf of the Company has, made or received any payment that was not legal to make or receive which payments have or could be expected to have a material adverse effect on the business of the Company.

              3.24 BOOKS AND RECORDS. The books and records of the Company to which the Purchasers and their accountants and attorneys have been given access are the true books and records of the Company and truly and fairly reflect the underlying facts and transactions in all material respects.

              3.25 FOREIGN CORRUPT PRACTICES ACT. None of the activities or types of conduct below have been or may have been engaged in by the Company, either directly or indirectly:

                     (a) Any bribes or kickbacks to government officials or their relatives, or any other payments to such persons, whether or 'not legal, to obtain or retain business or to receive favorable treatment with regard to business; or

                     (b) Any bribes or kickbacks to persons other than government officials, or to relatives of such persons, or any other payments to such persons or their relatives, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business; or

                     (c) Any illegal contributions made to any political party, political candidate or holder of governmental office; or

                     (d) Any bank accounts, funds or pools of funds created or maintained without being reflected on the corporate books of account, or as to which the receipts and disbursements therefrom have not been reflected on such books; or

                     (e) Any receipts or disbursements, the actual nature of which has been "disguised" or intentionally misrecorded on the corporate books of account; or

                     (f) Fees paid to consultants or commercial agents which exceeded the reasonable value of the services purported to have been rendered; or

                     (g) Any payments or reimbursements made to personnel of the Company for the purposes of enabling them to expend time or to make contributions or payments of the kind or for the purpose referred to in subparagraphs (a)-(f) above. The Company has not violated the United States Corrupt Foreign Practices Act or any other similar laws, statute, rule or regulation of any country.

              3.26   ENVIRONMENTAL AND SAFETY MATTERS.

                     (a)    Except as disclosed in the Schedule of Exceptions:

                            (i)    To the knowledge of the Company, there has
been no disposal, release or threatened release of any hazardous substance or hazardous waste on, from or under the property owned or leased currently or in the past by the Company or any of its Subsidiaries or any predecessor, except as permitted under federal, state and local laws. For purposes of this Agreement, the terms "disposal," "release," "hazardous substance" and "hazardous waste" shall have the definitions assigned thereto under federal, state and local laws applicable to the Company and each of its Subsidiaries, the assets of the Company and each of its Subsidiaries and the property owned or leased by the Company and each of its Subsidiaries, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. _9601 et seq., as amended, and any regulations promulgated thereto, except that "hazardous substance' and "hazardous waste" shall also include all varieties of petroleum hydrocarbons, refined or unrefined asbestos, polychlorinated biphenyls and urea formaldehyde and other materials classified as hazardous or toxic under any Environmental Laws (as defined below).

                            (ii)   To the knowledge of the Company, the Company
and each of its Subsidiaries, the operation of their businesses, and any real property that the Company and each of its Subsidiaries presently lease or otherwise occupy or use (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities with respect to and under such Environmental Laws including, without limitation, any Environmental Laws or orders or directives with respect to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the release, emission or discharge of any hazardous substance or hazardous waste or any regulations, plans, judgments, injunctions or notices promulgated or approved thereunder: (a) which are applicable to the operations of the Company and each of its Subsidiaries or the Premises, or the assets or the business or operations of the Company and each of its Subsidiaries, or (b) which may give rise to any liability of the Company and each of its Subsidiaries or otherwise form the basis of any ongoing or threatened claims, actions, demands, suits, proceedings, hearings, studies or investigations against or relating to the Company or any of its Subsidiaries.

                            (iii)  Neither the Company nor any of its
Subsidiaries has received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits, from any person, entity or governmental authority arising out of any alleged violations of Environmental Laws by the Company or its Subsidiaries, nor is the Company aware of any basis therefor.

                            (iv)   The Company and each of its Subsidiaries have
obtained and are maintaining in full force and effect all necessary material permits, licenses and approvals required by any Environmental Laws applicable to the Premises and the business operations conducted thereon and are in material compliance with all such permits, licenses and approvals.

                            (v)    To the knowledge of the Company, no disposal
or release of a hazardous substance or hazardous waste has come to be located on or beneath the Premises or any of the real property owned or leased in the -past by the Company or any of its Subsidiaries or any predecessor.

                            (vi)   The Schedule of Exceptions sets forth (a) all
arrangements that the Company and each of its Subsidiaries currently have and in the past have had in effect for the removal, disposal, release and/or processing of waste and byproducts, including any hazardous substances or hazardous waste, and (b) all reports, studies and evaluations conducted by the Company or any of its Subsidiaries, or received by the Company or any of its Subsidiaries, with respect to the removal, disposal, release and/or processing of waste and by-products, including any hazardous substances or hazardous waste.

                     (b) The term "Environmental Laws" shall mean any federal, state or local law, ordinance or regulation pertaining to the protection of human health or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et _M., Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Sections I 1001, et seq., and the Resource Conservation and Recovery Act 42 U.S.C. Sections 6901, et seq.

              3.27 MANUFACTURING AND MARKETING. Neither the Company nor any of its Subsidiaries has granted rights to manufacture, produce, assemble, license, market, or sell their Products to any other person and is not bound by any agreement that affects the Company's or any of its Subsidiaries exclusive right to develop, manufacture, assemble, distribute, market or sell their Products.

              3.28 RETURNS AND COMPLAINTS. Neither the Company nor any of its Subsidiaries has received any customer complaints concerning their Products and/or services, nor have they had any of their Products returned by a purchaser thereof due to the failure to meet specifications, other than minor, nonrecurring warranty problems, and claims not in excess of $25,000, individually or $100,000, in the aggregate, for any single customer.

              3.29 LABOR AGREEMENTS AND ACTIONS. Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of their assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees or consultants of the Company or any of its Subsidiaries. There is no strike or other labor dispute involving the Company or any of its Subsidiaries pending, or threatened, that could have an adverse effect on the assets, properties, financial condition, operating results or business of the Company or any of its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees or consultants. The employment of each employee or consultant of the Company and each of its Subsidiaries is terminable at the will of the Company or each of the its Subsidiaries. The Company and each of its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

              3.30 SECTION 83(b) ELECTIONS. To the Company's knowledge, all individuals who have purchased shares of the Company's Common Stock that are subject to a risk of forfeiture have timely filed elections under Section 83(b) of the Code (as defined below) and any analogous provisions of applicable state tax laws.

              3.31 EMPLOYEE BENEFIT PLANS. Neither the Company nor any of its Subsidiaries has any "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended.

              3.32 DISCLOSURE. The copies of all instruments, agreements and other documents and information delivered by or provided to the Company and each of its Subsidiaries to the Purchasers or their special counsel are and will be complete and correct in all respects as of the date of delivery thereof. No representations or warranties made by the Company or the Founders in this Agreement, any exhibit or schedule hereto, or any written information furnished or to be prepared and furnished by the Company or the Founders pursuant hereto or in connection with the transactions contemplated hereby which is referenced in or attached to the Schedule of Exceptions contains or will. contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein, not misleading in light of the circumstance under which they were made.

              3.33 INSURANCE. The Company and each of its Subsidiaries maintain insurance covering property damage, including environmental, and liability reasonably prudent under commercially reasonable business practices. The Company and each of its Subsidiaries have in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

              3.34 SHAREHOLDER AGREEMENTS. Except as otherwise contemplated by this Agreement, the Shareholders' Agreement, the Redemption Agreements and the Voting Agreement, (a) there are no agreements or arrangements between the Company or any of its Subsidiaries and any of the Company's or any of the Subsidiaries' shareholders or to the Company's knowledge, between any of the Company's or any of the Subsidiaries' shareholders which adversely affect any shareholder's ability or right freely to alienate or vote such shares and

(b) to the Company's knowledge, none of the Company's or any of the Subsidiaries' shareholders is affiliated with Or has any agreements or arrangements with any customer of, or supplier to, the Company or any of its Subsidiaries.

              3.35   PRODUCTS.

                     (a) There are no known defects in the design or technology embodied in any product which the Company or any of its Subsidiaries markets or has marketed in the past that impair or are likely to impair the intended use of the product or injure any consumer of the product or third party, except that warranty claims may arise in the normal course of business for products shipped prior to the Closing Date in an aggregate amount of no more than the warranty reserves established by the Company. The Company and each of its Subsidiaries have delivered to the Purchasers copies of their warranty policies and all outstanding warranties or guarantees relating to any of the Company's or each of the Subsidiaries' products other than warranties or guarantees implied by law. The Company is not aware of any claim asserting (a) any damage, loss or injury caused by any product, or (b) any breach of any express or implied product warranty or any other similar claim with respect to any product of the Company or any of its Subsidiaries other than standard warranty obligations (to replace, repair or refund) made by the Company or any of its Subsidiaries in the ordinary course of business, except for those claims that, if adversely determined against the Company or any of its Subsidiaries, would not have a material and adverse effect on the Company's or any of its Subsidiaries' business.

                     (b) None of the products and services sold, licensed, rendered, or otherwise provided by the Company (or by any of its Subsidiaries) in the conduct of their respective businesses (excluding products and services sold, licensed, rendered, or otherwise provided by the Company which have been combined with products of other companies) will malfunction, will cease to function, will generate materially incorrect data or will produce materially incorrect results and will not cause any of the above with respect to the property or business of third parties using such products or services when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries, or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First
(21st) centuries, causing a material adverse effect on the Company, its business or the property or business of any third parties using such products or services.

                     (c) Neither the Company nor any subsidiary has made any other representations or warranties specifically relating to the ability of any product or service sold, licensed, rendered, or otherwise provided by the Company (or by any of its subsidiaries) in the conduct of their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data or to product correct results when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries, and (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First
(21st) centuries.

       4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS AND RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT.

              4.1 REPRESENTATIONS AND WARRANTIES BY THE PURCHASERS. Each Purchaser represents and warrants to the Company (as to itself only) as follows:

                     (a) AUTHORITY. It is a corporation or partnership (as indicated by its signature to this Agreement) and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Purchaser has now, and will have at the Closing Date, all requisite legal and (if applicable) corporate or partnership power to enter into this Agreement, to purchase the Preferred Shares hereunder and to perform its obligations under the terms of this Agreement.

                     (b) AUTHORIZATION. All corporate or partnership action (if applicable) on the part of such Purchaser necessary for the purchase of the Preferred Shares and the performance of such Purchaser's obligations hereunder and thereunder has taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies may be limited.

                     (c) INVESTMENT INTENT. Purchaser is acquiring the Preferred Shares and the Common Stock issuable upon conversion of the Preferred Shares (collectively the "Securities") for investment for such Purchaser's own account, not as nominee or agent, and not with a view to, or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act and the Law. Purchaser has the full right, power and authority to enter into and perform this Agreement and the Shareholders' Agreement. Purchaser understands and acknowledges that the Company will rely on this representation in entering this Agreement.

                     (d) SHARES NOT REGISTERED. Purchaser understands and acknowledges that the offering of the Preferred Shares pursuant to this Agreement will not be registered under the Securities Act or qualified under the Law on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act pursuant to
Section 4(2) thereof and exempt from registration pursuant to Section 25102(f) of the Law, and other applicable state securities or blue sky laws, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement. Purchaser acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under the Law or an exemption from such registration and such qualification is available.

                     (e) KNOWLEDGE AND EXPERIENCE. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Purchaser's prospective investment in the Securities; (ii) has the ability to bear the economic risks of such Purchaser's prospective investment; (iii) has been furnished with and has had access to such information as such Purchaser has considered necessary to make a determination as to the purchase of the Securities together with such additional information as is necessary to verify the accuracy of the information supplied;
(iv) has had all questions which have been asked by such Purchaser answered by the Company; and (v) has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

                     (f)    NOT ORGANIZED TO PURCHASE.  Purchaser has not been
organized for the purpose of purchasing   the Securities.

                     (g) HOLDING REQUIREMENTS. Purchaser understands that if the Company does not (i) register its Common Stock with the Securities and Exchange Commission ("SEC") pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) become subject to Section 15(d) of the Exchange Act, (iii) supply information pursuant to Rule 15c2-11 thereunder, or (iv) have a registration statement covering the Securities (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act covering the Securities) under the Securities Act in effect when it desires to sell the Securities, such Purchaser may be required to hold the Securities for an indeterminate period. Purchaser also understands that any sale of the Securities that might be made by such Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

                     (h) HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 (AS AMENDED). As a result of this transaction, no Purchaser will hold voting securities of the Company that either (i) are valued at $15 million or more, or
(ii) based on the representation set forth in Section 3.4, represent 15% or more of the outstanding voting securities of the Company. As defined in 16 CFR
Section 801.1(a)(3) and (b), each Purchaser (i) is not controlled by any other, and (ii) does not control any other entity that holds voting securities of the Company each of which is listed on Schedule 2.

              4.2 LEGENDS. Each certificate representing the Securities may be endorsed with the following legends:

                     (a) FEDERAL LEGEND. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

                     (b) OTHER LEGENDS. Any other legends required by the Law or other applicable state blue sky laws. The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in each of the foregoing legends are satisfied.

              4.3 REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. Any legend endorsed on a certificate pursuant to subsection 4.2(a) and the stop transfer instructions with respect to such legended Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities if such Securities are registered and sold under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k) and, where reasonably deemed necessary by the Company, provides the Company with an opinion of counsel for such holder of the Securities, reasonably satisfactory to the Company, to the effect that (i) such holder meets the requirements of Rule 144(k) or (ii) a public sale, transfer or assignment of such Securities may be made without registration.

              4.4 RULE 144. Purchaser is aware of the adoption of the Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Purchaser understands that under Rule 144, the conditions include, among other things the availability of certain current public information about the issuer and the resale occurring not fewer than two years after the party has purchased and paid for the securities to be sold.

              4.5 NO TRANSFER. Purchaser covenants that in no event will such Purchaser dispose of any of the Securities (other than in conjunction with an effective registration statement for the Securities under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act, the Law and any other applicable state, local or foreign law has been taken. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

              4.6 PERMITTED TRANSFERS. Notwithstanding the provisions of this Agreement, no registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser which is a partnership to a partner of such partnership or a former partner of such partnership who leaves such partnership after the date hereof, or to the estate of any such partner or former partner of the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be bound by the terms of this Agreement, and the Shareholders' Agreement to the same extent as if he were an original Purchaser hereunder.

       5.     CONDITIONS TO CLOSING.

              5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS. The obligation of the Purchasers to purchase the Preferred Shares at the Closing is subject to the fulfillment to its satisfaction, on or prior to the Closing Date (unless otherwise specified), of the following conditions, any, of which may be waived in accordance with the provisions of this Agreement:

                     (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company and the Founders in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing with the same force and effect as if they had been made on and as of said date. The Company's business, results of operations, properties and assets shall not be adversely affected in any way prior to the Closing Date from April 30, 1998. -The Company and the Founders shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                     (b) CONSENTS AND WAIVERS. The Company shall have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

                     (c) ELECTION OF DIRECTORS. Effective upon the Closing, Michael Child shall have been appointed to the Company's Board of Directors, which shall consist of not more than seven (7) other members.

                     (d) FILING OF THE ARTICLES. The Articles shall have been accepted for filing with the Secretary of State of California.

                     (e) ANCILLARY AGREEMENTS. The Company, the Founders and the Purchasers shall have executed and delivered the Shareholders' Agreement in the form attached as EXHIBIT C hereto and the Voting Agreement attached as EXHIBIT E hereto.

                     (f) DELIVERY OF FINANCIAL STATEMENTS. The Company shall have provided to the Purchasers copies of the Financial Statements in form and substance reasonably satisfactory to the Purchasers.

                     (g) COMPLIANCE CERTIFICATE. The Company shall have delivered a Certificate, executed by the Chief Executive Officer of the Company and each Founder, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections a., b. and c. of this Section 5. 1.

                     (h) OPINION OF COUNSEL. The Purchasers shall have received an opinion from the Company's and the Founders' counsel, in substantially the form attached hereto as EXHIBIT I.

                     (i) RESERVATION OF COMMON STOCK. The shares of Common Stock issuable upon conversion of the Preferred Shares shall have been duly authorized and reserved for issuance upon such conversion and exercise.

                     (j) INDEMNIFICATION AGREEMENTS. The Company shall have entered, into indemnification agreements effective at the Closing with its directors and the persons who will become directors at the Closing, in form satisfactory to the Purchasers.

              (k) FINANCING. The Company shall have entered into definitive documentation of commitments for a senior credit facility in the amount of not less than $10 million, in form satisfactory to the Purchasers in their sole discretion, effective on the date hereof.

              (l) DUE DILIGENCE REVIEW. The Purchasers shall be satisfied, in their sole discretion, with the due diligence review of the business, legal, accounting and other investigations undertaken by the Purchasers and their advisors and agents with respect to the Company and its Subsidiary.

              (m) HART-SCOTT-RODINO. Any inquiry required by the Federal Trade Commission (the "FTC') under the HSR Act shall have been early terminated or the applicable waiting period under the HSR Act any applicable law shall have expired.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to sell the Preferred Shares at the Closing is subject to the condition that (i) the representations and warranties made by the Purchasers in
Section 4.1 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date; (ii) any inquiry of the FTC required under the HSR Act shall have been subject to early termination or shall have expired; (iii) the Articles shall have been accepted for filing with the Secretary of State of California; (iv) the Company, the Founders and the Purchasers shall have executed and delivered the Shareholders' Agreement in the form attached as EXHIBIT C hereto; (v) the Company, the Founders and the Purchasers shall have executed and delivered the Voting Agreement in the form attached as EXHIBIT E hereto; and (vi) the Company shall have entered into definitive documentation for a senior credit facility in the amount of not less than $10 million, in form satisfactory to the Purchasers in their sole discretion.

    6. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

         6.1 FINANCIAL INFORMATION. The Company agrees to provide the Purchasers with audited consolidated balance sheets and audited consolidated statements of income and changes in financial position within 60 days of the Closing, for the fiscal years ending April 30, 1997 and April 30, 1998. In addition, until the first to occur of (a) the date on which the Company is required to file a report with the SEC pursuant to the Exchange Act by reason of the Company having registered any of its securities pursuant to Section 12(g) of the Exchange Act or (b) quotations for the Common Stock of the Company are reported by the automated quotations systems operated by the National Association of Securities Dealers, Inc. or by an equivalent quotations system or (c) shares of the Common Stock of the Company are listed -on a national securities exchange registered under Section 6 of the Exchange Act, the Company will furnish to each Purchaser:

                   (i) as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, audited consolidated balance sheets of the Company and its subsidiaries, as at the end of such fiscal year, and audited consolidated statements of income and audited consolidated statements of changes in financial position (or equivalent cash flow statements if required by the Financial Accounting Standards Board) of the Company and its subsidiaries, for such year, prepared in accordance with GAAP, all in reasonable detail and, certified by independent public accountants of recognized national standing selected by the Company, and

                   (ii) as soon as practicable after the end of each month (except the last month of the fiscal year), and in any event within 30 days thereafter, consolidated balance sheets of the Company and its subsidiaries, as of the end of such month; and consolidated statements of income and consolidated statements of changes in financial position (or equivalent cash flow statements if required by the Financial Standards Board), for such month and for the current fiscal year to date, prepared in accordance with GAAP (expect for the required footnotes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial officer or chief executive officer of the Company, and

                   (iii) as soon as practicable after its adoption or approval by the Company's Board of Directors, but not later than the commencement of such fiscal year, an annual plan for each fiscal year which shall include quarterly capital and operating expense budgets, cash flow statements, projected balance sheets and profit and loss projections for each such quarter and for the end of the year, itemized in such detail as the Board of Directors may reasonably determine.

         6.2 CONFLICTS OF INTEREST. The Company shall use its best efforts to ensure that the Company's employees, during the term of their employment with the Company, do not engage in activities which would result in a conflict of interest with the Company. The Company's obligations hereunder include, but are not limited to, requiring that the Company's employees devote their primary productive time, ability and attention to the business of the Company (provided, however, the Company's employees may engage in other business activity if such activity does not materially interfere with their obligations to the Company), requiring that all of the Company's employees enter into agreements regarding proprietary information and confidentiality.

         6.3 KEY-MAN INSURANCE. The Company shall obtain at commercially reasonable rates .within thirty (30) days of the Closing and maintain in force, until canceled or modified with the written consent of Purchasers holding more than fifty percent (50"/*) of the Securities, an insurance policy -or., the lives of each of Jerry S. Rawls and Frank Levinson, each in the amount of $1,000,000 naming the Company as holder and beneficiary. The obligations of the Company pursuant to this Section 6.3 shall terminate upon the consummation of an initial public offering.

         6.4 PROPRIETARY AGREEMENTS. The Company and each of its Subsidiaries will use their best efforts to prevent any employee or consultant from violating the confidentiality and proprietary information agreement entered into between the Company and each of its employees and consultants.

         6.5 RULE 144. The Company covenants that (i) at all times after the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act; and (ii) at all such times as Rule 144 is available for use by the Purchaser, the Company will furnish the Purchasers upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

         6.6 ACTIONS. The Company covenants and agrees to perform its obligations and agreements set forth in the Articles.

         6.7 USE OF PROCEEDS. Within thirty (30) days of the date of the Closing, the Company will use a portion of the proceeds of the sale of the Series A Preferred Stock to repurchase up to 14,237,295 shares of Common Stock owned beneficially by the Founders and not more than 372,500 shares of Common Stock owned beneficially (or issuable upon exercise of stock options held by) employees of the Company other than the Founders at a price of no greater than $2.1932 per share pursuant to the Redemption Agreements attached in the form of EXHIBIT D hereto (the "Redemption Agreement").

         6.8 OFFER OF REDEMPTION. The Company will offer each eligible holder of the Company's securities the right to have a pro rata portion of such securities repurchased by the Company at substantially the same time and upon the same terms as set forth in the Redemption Agreements pursuant to a stock repurchase plan to commence on or about the Closing Date.

    7.   REGISTRATION.

         7.1  DEFINITIONS.  As used in this Section 7:

              (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement;

              (b) The term "Registrable Securities" means: (i) any Common Stock issued or to be issued pursuant to conversion of the Preferred Shares issued hereunder or at any subsequent closing; and (ii) any other Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Preferred Shares or the shares of Common Stock issued pursuant to conversion of the Preferred Shares;

              (c) The term "Holder" means any Purchaser or other holder of outstanding Registrable Securities who acquired such securities in accordance with Section 7.11 hereof,

              (d) The term "Initiating Holders" means any Holder or Holders making a request for registration pursuant to the provisions of Section 7.2; and

              (e) The term "Substantial Amount of Registrable Securities" means at least twenty percent (20%) of the Registrable Securities which have not been resold to the public in a registered public offering.

         7.2  REQUESTED REGISTRATION.

              (a) REQUEST FOR REGISTRATION. If at any time after the date that is the earlier of two years after the Closing Date or 180 days after the effective date of the first registration statement for an initial public offering of securities of the Company, the Company shall receive from the Holders of a Substantial Amount of Registrable Securities a written request that the Company effect any registration, qualification or compliance with respect to all or part of the Registrable Securities, the Company will:

                   (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                   (ii) as soon as practicable, use its best efforts to effect all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit the sale and distribution of such portion of such Holders' Registrable Securities as are specified in such request together with such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written notice given within thirty (30) days after receipt of such written notice from the Company.

              (b) The Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 7.2 after the Company has effected two registrations under this
Section 7.2.

              (c) UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 7.2(a) and the Company shall include such information in the written notice referred to 'm Section 7.2(a)(i). The right of any Holder to registration pursuant to Section 7.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting. The Company shall (together with all Holders proposing to distribute their securities) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 7.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective aggregate amounts of Registrable Securities held by such Holders at the time of filing the registration statement. In no event, however, shall any Registrable Securities be eliminated from the registration until any and all shares being sold for the account of the Company or shareholders who are not Holders are first eliminated. If any Holder disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the underwriters and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

         7.3  COMPANY REGISTRATION.

              (a) NOTICE OF REGISTRATION. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, in connection with an offering of its securities to the general public for cash (other than a registration relating solely to employee stock option or purchase plans or relating solely to an SEC Rule 145 transaction or to debt securities), the Company will:

                   (i) promptly give to each Holder written notice thereof, and

                   (ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder or Holders and received by the Company within twenty (20) days after the written notice from the Company described in clause 7.3(a)(i) above is mailed or personally delivered by the Company, except as set forth in Section 7.3(b) below.

              (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 7.2(a)(i). In such event the right of any Holder to registration pursuant to Section 7.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting. All Holders proposing to distribute their Registrable Securities through such underwriting (the "Participating Holders") shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 7.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the total number of shares of Registrable Securities to be included in the registration and underwriting (the "Total Included Shares") may be limited
(i) in the case of the Company's initial public offering of the sale of the Company's securities to the general public, to zero and (ii) in the case of any other registration, to any amount no less than 50% of all shares to be distributed through such underwriting, provided other holders of registration rights are similarly cut back or excluded. In case of any such limitation under this Section 7.3(b), the Company shall so advise all Participating Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Participating Holders and other holders of incidental or "piggyback" registration rights in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such registration held by such Participating Holders at the time of filing the registration statement, provided, however, that securities of persons other than Holders shall be reduced before any Registrable Securities are reduced from such underwriting unless the number of Registrable Securities to be included in such underwriting has an aggregate value measured by the offering price to the public of not less than the aggregate purchase price paid by the Holders under this Agreement. If any Holder disapproves of the terms of any such underwriting, he or it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall not be transferred prior to 90 days after the effective date of the registration statement for such underwriting, or such shorter period as the underwriter may require.

         7.4 FORM S-3. The Company shall uses its best efforts to qualify for registration of Form S-3 or its successor form. After the Company has qualified for the use of Form S-3, Holders of a Substantial Amount of Registrable Securities then outstanding shall have the right to request registrations on Form S-3 (which request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of Shares by such Holders); provided, however, the Company shall not be required to effect a registration pursuant to this
Section 7.4 if it has, within any nine month period preceding the date of any request under this Section 7.4 already effected two registrations pursuant to this Section 7.4.

         The Company shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this
Section 7.4 and shall provide a reasonable opportunity for other Holders to participate in &e registration, provided that if the registration is for an underwritten offering, the terms of subsection 7.2(b) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

         7.5 EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 7 (exclusive of discounts, commissions and stock transfer fees), including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, accounting fees incidental to or required by such registration and the fees and disbursements of counsel retained by the Holders with respect to such registration, shall be home by the Company.

         7.6 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 7, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

              (a) keep such registration, qualification or compliance pursuant to Section 7.2, 7.3 or 7.4 effective (i) until the Holder or Holders have completed the distribution described in the registration statement relating thereto for shelf offerings; or until the Holder(s) shall have completed the distribution for all other offerings; and

              (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

         7.7  INDEMNIFICATION.

              (a) The Company will indemnify, defend and hold harmless each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling or deemed controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 7 and, each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against ail claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect-thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other documents (including any related registration, statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors, and each person controlling or deemed controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by any Holder or underwriter and stated to be specifically for use therein.

              (b) Each Holder will, if Registrable Securities held by or issuable-to such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify, defend and hold harmless the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other Holder, each of such other Holder's officers and directors and each person controlling such other Holder, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other documents (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act; and provided further, the total amount for which any Holder shall be liable under this
Section 7.7 shall not in any event exceed the lesser of (A) aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration and (B) that portion of aggregate losses, claims, damages, liabilities or expenses indemnified against as is equal to the proportion of the total number of Registrable Securities being sold by such Holder to the total number of shares of Common Stock being sold by the Company and all persons for which shares are registered in such offering; and provided further, however, that no Holder shall be required to enter into an Underwriting Agreement that provides for any greater potential liability to it than as set forth herein.

              (c)  Each party entitled to indemnification under this Section
7.7 (the "Indemnified Party") shall give notice to the party required to provide the indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnifying party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.7. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnifying Party which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

         7.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such persons and the distribution proposed by such persons as the Company may request in writing and as such shall be required in connection with any registration, qualification or compliance referred to in this Section 7.

         7.9 SALE WITHOUT REGISTRATION. If at the time of any transfer (other than a transfer not involving a change in beneficial ownership) of any Shares or Registrable Securities, such Shares or Registrable Securities shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer, that the holder or transferee thereof furnish to the Company (a) such information as is necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) at the expense of such holder or transferee, an opinion by legal counsel designated by such holder or transferee and satisfactory to the Company, satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under such Act; provided that nothing contained in this Section 7.9 shall relieve the Company from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this
Section 7.

         7.10 RULE 144 REPORTING. With a view to making available to Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares or Registrable Securities to the public without registration, the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety days after the effective date of the first registration flied by the Company which involves a sale of securities of the Company to the general public;

              (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (c) furnish to Purchaser so long as Purchaser owns any Preferred Shares or Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of said Rule 144 (at any time after ninety days after the effective date of said fast registration statement filed by the Company) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing Purchaser of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         7.11 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted by the Company under Sections 7.2, 7.3 and 7.4 may be assigned or transferred by any Purchaser to a transferee or assignee who acquires any Preferred Shares or Registrable Securities, provided that such transfers or assignments may otherwise be effected in accordance with applicable securities laws and provided further that the Company is given notice of any such assignment or transfer.

         7.12 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the Closing Date, the Company shall not, without the prior written consent of the Holders of securities having more than 50% of the voting power of such securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Sections 7.2, hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in
Section 7.2.

         7.13 "MARKET STAND-OFF" AGREEMENT. Each Holder and each Founder hereby agree that during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, which period shall not exceed 180 days, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell or offer to sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

              (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

              (b) such agreement shall not be required unless all officers and directors and one percent (I%) or greater shareholders of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) or persons purchasing Common Stock from the Company at any time after the date of this Agreement become bound by similar agreements.

         In order to enforce the foregoing covenant the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

         7.14 EXPIRATION OF RIGHTS. All registration rights shall expire and not apply to any Holder upon the date seven years from the closing date of the Company's first registered sale of securities to the general public.

    8.   MISCELLANEOUS.

         8.1 WAIVERS AND AMENDMENTS. With the written consent of the record holders of at least a majority of the Preferred Shares, the obligations of the Company and the rights of the holders of the Preferred Shares under this Agreement may be waived or amended (either generally or in a particular instance); provided, however, that no such waiver or amendment shall reduce the aforesaid proportion of Preferred Shares, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record holders of all of the Preferred Shares. Upon the effectuation of each such waiver or amendment the Company shall promptly give written notice thereof to the record holders of the Preferred Shares who have not previously consented thereto in writing. Except to the extent provided in this Section 8. 1, this Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. No amendment or waiver of Section 7.13 of this Agreement shall be binding on any Holder unless each such Holder has consented in writing to be bound by such amendment or waiver.

         8.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

         8.3 SURVIVAL. Liabilities for and the representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchasers.

         8.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         8.5 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

         8.6 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to a Purchaser, at such Purchaser's address set forth in the Schedule of Purchasers, or at such other address as such Purchaser shall have furnished to the Company in writing with a copy to Warren T. Lazarow, Esq. and David A. Makarechian, Esq., Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Palo Alto, California 94303 or (b) if to the Company, at its address set forth at the beginning of this Agreement or at such other address as the Company shall have furnished to the Purchasers in writing with a copy to Blair Stewart, Esq., Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94394. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two
(2) days after they have been so sent.

         8.7 SEVERABILILY. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be effected or impaired thereby.

         8.8  FINDER'S FEES AND OTHER FEES.

              (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold Purchasers harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

              (b) Each Purchaser represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement.

         8.9 EXPENSES. The Company and the Purchasers shall each bear their own expenses and legal fees in connection with the consummation of this transaction; provided, however, that the Company will pay the fees and expenses of special counsel for the Purchasers up to $45,000, together with disbursements and expenses incurred by special counsel in connection with all transactions leading up to and including the Closing.

              8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

              8.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right power or remedy accruing to any holder of any securities issued or to be issued hereunder shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Purchasers or their affiliates, shall be cumulative and not alternative.

              8.12 CERTAIN REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Founders in Section 3 hereof, shall be deemed made to the knowledge of the Founders. Notwithstanding anything to the contrary contained in this Agreement, absent fraud or willful misrepresentation, the amount of damages recoverable from each Founder for breaches of representations and warranties hereunder shall be as follows:

                     (a) the amount of damages recoverable from each Founder shall be limited to the amount of the aggregate proceeds received by that Founder upon the redemption of shares under the Redemption Agreement that are owned or beneficially owned by such Founder (including shares held by any trust for the benefit of such Founder), net of any income tax liability thereon; and

                     (b) to the extent that each of Jerry S. Rawls and Frank Levinson owes damages for a breach of a representation or warranty made under
Section 3 hereunder, then the aggregate damages owed by Jerry S. Rawls, Frank Levinson, and the Company shall be recoverable one-@d apiece from each of Jerry
S. Rawls, Frank Levinson, and the Company; provided, however, that if any of Jerry S. Rawls, Frank Levinson, or the Company for any reason is unable to satisfy its obligations under this subparagraph b., the Purchasers may recover the amount owed from Jerry S. Rawls and Frank Levinson, up to the maximum amount that is consistent with subparagraph a. above.

Nothing in the foregoing sentence shall be deemed to increase the liability of any Founder, or to limit the liability of the Company, or to limit the amount of damages recoverable from the Company.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                         FINISAR CORPORATION

                                         By: /s/ Jerry S. Rawls
                                            ------------------------------
                                                Jerry S. Rawls
                                                President


                                         FOUNDERS:

                                          /s/  Jerry S. Rawls
                                         ---------------------------------
                                         Jerry S. Rawls

                                          /s/ Frank Levinson
                                         ---------------------------------
                                         Frank Levinson

 PURCHASERS:

 TA INVESTORS LLC
 By:    TA Associates Inc.
        its Manager

 ---------------------------------------
        Michael Child
        Managing Director

 ADVENT ATLANTIC AND PACIFIC III L.P.
 By:    TA Associates AAP III Partners, its General Partner
 By:    TA Associates, Inc., its General Partner

 ---------------------------------------
        Michael C. Child
        Managing Director

 TA/ADVENT III L.P.
 By:    TA Associates VIII LLC, its General Partner
 By:    TA Associates, Inc., its General Partner

 ---------------------------------------
        Michael C. Child
        Managing Director

 TA EXECUTIVE FUND LLC
 By:    TA Associates Inc., its General Partner

 ---------------------------------------
        Michael C. Child
        Managing Director

 SUMMIT VENTURES V, L.P.
 By:    Summit Partners V, L.P., its General Partner
 By:    Summit Partners, LLC, its General Partner

  /s/ Walter G. Kortschak
 ---------------------------------------
        Member
 Name: Walter G. Kortschak
      ---------------------------------


               SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT
                        DATED AS OF NOVEMBER 6, 1998

 SUMMIT V COMPANION FUND, L.P.
 By:    Summit Partners V, L.P., its General Partner
 By:    Summit Partners LLC, its General Partner

  /s/ Walter G. Kortschak
 ---------------------------------------
        Member

 Name:  Walter G. Kortschak
      ---------------------------------

 SUMMIT V ADVISORS FUND, LLP
 By:    Summit Partners LLC
        its General Partner

  /s/ Walter G. Kortschak
 ---------------------------------------
        Member

 Name: Walter G. Kortschak
      ---------------------------------

 SUMMIT V ADVISORS FUND (Q.P), L.P.
 By:    Summit Partners, LLC
        its General Partner

  /s/ Walter G. Kortschak
 ---------------------------------------
        Member

 Name:  Walter G. Kortschak
      ---------------------------------

 SUMMIT INVESTORS III, L.P.

  /s/ Walter G. Kortschak
 ---------------------------------------
        General Partner

 Name: Walter G. Kortschak
      ---------------------------------


               SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT
                        DATED AS OF NOVEMBER 6, 1998

 WS INVESTMENT CO. 98-B

   /s/ Blair W. Stewart, Jr.
 ---------------------------------------
        Blair W. Stewart, Jr.

 PICKARD FAMILY TRUST

  /s/   W. Jeffers Pickard
 ---------------------------------------
        W. Jeffers Pickard
        Trustee

 STANFORD UNIVERSITY

   /s/ Carol Gilmer
 ---------------------------------------
        Carol Gilmer
        Gift Administrator, Stanford Management Co.
        On behalf of the Board of Trustees
        Of the Leland Stanford Junior University


               SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT
                        DATED AS OF NOVEMBER 6, 1998

 JOHN GALLANT

    /s/ John Gallant
 ---------------------------------------
        John Gallant

 ROBERT CURTIN

  /s/  Robert Curtin
 ---------------------------------------
        Robert Curtin

 MICHAEL MAICHEN

/s/  Michael Maichen
 ---------------------------------------
        Michael Maichen

 STEPHEN DICHIARA

   /s/  Stephen Dichiara
 ---------------------------------------
        Stephen Dichiara


               SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT
                        DATED AS OF NOVEMBER 6, 1998